EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


         We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-92406, 333-61557 and 333-52419) pertaining to the 2002 Stock Option Plan, Employee Stock Purchase Plan and 1997 Amended Stock Option Plan of SteelCloud, Inc. (a Virginia corporation) of our reports dated December 17, 2004 with respect to the consolidated financial statements and schedule of SteelCloud, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 2004.



/s/ Grant Thornton LLP
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Vienna, Virginia
January 26, 2005